SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14a-12
LEXINGTON REALTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LEXINGTON REALTY TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2020
To the Shareholders of
Lexington Realty Trust:
The 2020 Annual Meeting of Shareholders of Lexington Realty Trust, a Maryland real estate investment trust, will be held on Tuesday, May 19, 2020, at 10:00 a.m., Eastern time, virtually via the internet at www.meetingcenter.io/278587594 for the following purposes:
(1)
to elect six trustees to serve until the 2021 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify;

(2)
to consider and vote upon an advisory, non-binding resolution to approve the compensation of the named executive officers, as disclosed in the accompanying proxy statement;

(3)
to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

(4)
to transact such other business as may properly come before the 2020 Annual Meeting of Shareholders or any adjournment or postponement thereof.

Only holders of record at the close of business on March 6, 2020 are entitled to notice of and to vote at the 2020 Annual Meeting of Shareholders or any adjournment or postponement thereof.
By Order of the Board of Trustees,
/s/ Joseph S. Bonventre Joseph S. Bonventre Secretary
New York, New York
April 6, 2020
Whether or not you expect to participate at the 2020 Annual Meeting of Shareholders, we urge you to authorize your proxy electronically via the Internet or by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 19, 2020 (the “Notice”), or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and shareholders who participate in the meeting may withdraw their proxies and vote in person.

LEXINGTON REALTY TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2020
The Board of Trustees of Lexington Realty Trust, a Maryland real estate investment trust, is soliciting proxies to be voted at the 2020 Annual Meeting of Shareholders, which we refer to herein as the Annual Meeting. The Annual Meeting will be held Tuesday, May 19, 2020, at 10:00 a.m., Eastern time, virtually via the internet at www.meetingcenter.io/278587594. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to have your shares voted at the Annual Meeting.
All references to the “Company,” “we,” “our” and “us” in this proxy statement mean Lexington Realty Trust. All references to “Shareholder” and “you” refer to a holder of shares of beneficial interest, par value $0.0001 per share, of the Company, classified as common stock, which we refer to as common shares or shares, as of the close of business on March 6, 2020, which we refer to as the Record Date.

QUESTIONS AND ANSWERS
Why did you send me a Notice Regarding the Internet Availability of Proxy Materials?
We sent you the Notice Regarding the Internet Availability of Proxy Materials, or the Notice, regarding this proxy statement because we are holding the Annual Meeting and our Board of Trustees is asking for your proxy to vote your shares at the Annual Meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the Annual Meeting. You do not have to attend the Annual Meeting in order to have your shares voted. Instead, you may simply authorize a proxy to vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Notice. If you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement.
Why did I receive the Notice instead of a paper copy of proxy materials?
The United States Securities and Exchange Commission, or SEC, has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish to Shareholders proxy materials related to the Annual Meeting, including this proxy statement and our related annual report, by providing access to such documents on the Internet instead of mailing printed copies. Most Shareholders will not receive printed copies of the proxy materials unless they properly request them. Instead, the Notice, which was mailed to Shareholders, provides notice of the Annual Meeting and instructs you as to how you may access and review all of the proxy materials on the Internet or by telephone. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you properly revoke it.
How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of Shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a Shareholder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held and members of our Board of Trustees and management will also attend by webcast.
You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/278587594. You also will be able to vote your shares online by attending the Annual Meeting by webcast.
To participate in the Annual Meeting, you will need to review the information included on the Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is LXP2020.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The online Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a registered Shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register to attend the Annual Meeting by webcast you must submit proof of your proxy power (legal proxy) reflecting your Lexington Realty Trust holdings along with your name and email address to

Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 14, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email:
Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:
Computershare
Lexington Realty Trust Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

Why are you holding a virtual meeting instead of a physical meeting?
We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our Shareholders and us. Attendance at our past annual meetings has been sparse. We believe that hosting a virtual meeting will enable more of our Shareholders to attend and participate in the meeting since our Shareholders can participate from any location around the world with Internet access.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy by Internet or by telephone, by requesting and returning a paper proxy card, or voting by submitting a ballot in person at the meeting.
Who is entitled to vote?
All Shareholders of record as of the close of business on the Record Date are entitled to vote at the Annual Meeting. There was no other class of voting securities of the Company outstanding as of the close of business on the Record Date other than common shares.
What is the quorum for the Annual Meeting?
In order for any business to be conducted at the Annual Meeting, the holders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present, either in person or represented by proxy. For the purpose of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. As of the close of business on the Record Date, 255,828,311 common shares were issued and outstanding representing an equal number of votes entitled to be cast. Therefore, in order for a quorum to be present, holders of at least 127,914,156 common shares must be present, either in person or represented by proxy.
What is a broker non-vote?
Broker votes occur when a broker or nominee who has not received voting instructions from the beneficial owner on a “routine” matter (as defined by the New York Stock Exchange, which we refer to as the NYSE) casts a discretionary vote. In contrast, broker non-votes occur when a broker or nominee has not received voting instructions from the beneficial owner on a “non-routine” matter, as defined by the NYSE and, therefore, is not permitted under NYSE rules to cast a discretionary vote on that matter.
Will my shares be voted if I do not provide my proxy?
Depending on the proposal, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions, which are broker votes discussed above. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions. The election of trustees, and the advisory resolution on the compensation of our named executive officers are considered “non-routine matters” and if you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted on these proposals and will be broker non-votes.
How many votes do I have?
Each common share outstanding on the Record Date is entitled to one vote for each trustee to be elected at the Annual Meeting and to cast one vote on each other item properly submitted for consideration at the Annual Meeting.
How do I vote or authorize a proxy to vote my shares that are held of record by me?
Via Internet:
Log on to www.envisionreports.com/LXP and follow the on-screen instructions. You will be prompted for certain information that can be found on your proxy card or Notice.

By Telephone:
Call toll-free 1-800-652-VOTE (8683) and follow the instructions. You will be prompted for certain information that can be found on your proxy card or Notice.

In Person:
Vote at the Annual Meeting online via webcast.

How do I vote or authorize a proxy to vote my shares that are held by my broker?
If you have shares held by a broker (which is also known as holding shares in “street name”), you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers offer voting instructions by mail, telephone and on the Internet. If you would like to vote in person at the Annual Meeting, you must contact your broker and follow your broker’s instructions, including the instructions on how to obtain a proxy.
What am I voting on?
You will be voting on the following proposals:
(1)
to elect six trustees to serve until the 2021 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify;

(2)
to consider and vote upon an advisory, non-binding resolution to approve the compensation of our named executive officers, as disclosed in this proxy statement;

(3)
to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

(4)
to transact such other business as may properly come before the 2020 Annual Meeting of Shareholders or any adjournment or postponement thereof.

Will there be any other items of business on the agenda?
The Board of Trustees is not presently aware of any other items of business to be properly presented for a vote at the Annual Meeting other than the proposals noted above. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Joseph S. Bonventre and Beth Boulerice, or either of them, with respect to any other matters that might be properly presented at the meeting or any postponement or adjournment thereof.
Why am I being asked to vote on executive compensation?
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, requires us, as a public company, to seek a non-binding advisory vote from our Shareholders to approve the compensation awarded to our named executive officers, as disclosed in this proxy statement. Based on the non-binding advisory recommendation selecting an annual frequency of such non-binding advisory votes at the 2017 Annual Meeting of Shareholders, we are currently seeking a vote from Shareholders on an advisory resolution to approve the compensation awarded to our named executive officers on an annual basis. This advisory vote is non-binding, but the Board of Trustees considers our Shareholders’ concerns and takes them into account in determinations concerning our executive compensation program. See “Compensation of Executive Officers,” below. We will next seek a recommendation on the frequency of such non-binding advisory votes at the 2023 Annual Meeting of Shareholders.
How many votes are required to act on the proposals?
Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast by holders of common shares at the Annual Meeting will be sufficient for (1) the election of a trustee (because the number of nominees equals the number of trustees to be elected), (2) adoption of the advisory, non-binding resolution to approve the compensation of our named executive officers, and (3) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
If you abstain or your shares are treated as broker non-votes, your abstention or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on (1) the election of trustees, (2) the resolution to approve, on an advisory, non-binding basis, the compensation of our named executive officers, or (3) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. As noted above, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors is considered a “routine” matter for which brokerage firms may vote shares without receiving voting instructions. The election of trustees, and the advisory, non-binding resolution on the compensation of our named executive officers, are considered “non-routine matters” and if you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted on these proposals and will be “broker non-votes.”
For purposes of the election of trustees, a majority of votes cast means the number of shares voted “FOR” a nominee must exceed the number of shares as to which the holders elected to “WITHHOLD” votes with respect to a nominee. If a nominee that is already serving as a trustee receives less than a majority of the votes cast for his or her election, such trustee is required to offer to tender his or her resignation to our Board of Trustees. The Nominating and Corporate Governance Committee will make a recommendation to our Board of Trustees on whether to accept or reject the resignation, or whether other action should be taken. Our Board of Trustees is required to act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The trustee who tenders his or her resignation will not participate in our Board of Trustee’s decision on such resignation.
The votes on (1) the advisory resolution to approve the compensation of our named executive officers, and (2) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, are non-binding and serve only as recommendations to the Board of Trustees and the Audit Committee, as applicable.
What happens if I authorize my proxy without voting on all proposals?
When you return a properly executed proxy card or authorize your proxy telephonically or by the Internet, the shares that the proxy card or authorization represents will be voted in accordance with your directions. If you return the signed proxy card with no direction on a proposal, other than in the case of broker non-votes, the shares represented by your proxy will be voted in favor of  (FOR) each of the nominees for trustee in Proposal No. 1 and in favor of  (FOR) Proposals No. 2 and No. 3 and will be voted in the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.
What if I want to change my vote after I return my proxy?
If you are a Shareholder of record, you may revoke your proxy at any time before its exercise by:
(1)
delivering written notice of revocation to our Secretary at c/o Lexington Realty Trust, PO Box,529, Huntington Station, NY 11746-0420;

(2)
submitting to us a duly executed proxy card bearing a later date;

(3)
authorizing a proxy via the Internet or by telephone at a later date; or

(4)
attending the Annual Meeting and voting at the annual meeting online via webcast;

provided, however, that no such revocation under clause (1) or (2) shall be effective until written notice of revocation or a later dated proxy card is received by our Secretary on or before 11:59 p.m., Eastern Time, on May 17, 2020.
Participating in our Annual Meeting will not constitute a revocation of a previously delivered proxy unless you affirmatively indicate at our Annual Meeting that you intend to vote your shares by voting your shares online during the Annual Meeting webcast.
If you have shares held by a broker, you must follow the instructions given by your broker to change or revoke your voting instructions.
Will anyone contact me regarding this vote?
It is contemplated that brokerage houses will forward the proxy materials to Shareholders at our request. In addition to the solicitation of proxies by use of the mail, our trustees, officers, and other employees may solicit proxies by telephone, facsimile, e-mail, or personal interviews without additional compensation. We may, from time to time, engage and pay outside proxy solicitation firms, although we have not engaged an outside firm at this time.
Who has paid for this proxy solicitation?
We will bear the cost of preparing, printing, assembling and mailing the Notice, proxy card, proxy statement, and other materials that may be sent to Shareholders in connection with this solicitation. We may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons, the cost of which is expected to be nominal.
How do I submit a proposal for the 2021 Annual Meeting of Shareholders?
If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or a trustee nominee under the “proxy access” provisions of our bylaws for inclusion in our proxy statement and proxy card for our 2021 Annual Meeting of Shareholders, you must submit the proposal to our Secretary no later than December 7, 2020 or submit the trustee nominee between November 7, 2020 and December 7, 2020, in accordance with Rule 14a-8 and our bylaws. In addition, any shareholder who wishes to propose a nominee to our Board of Trustees or submit any other matter to a vote at the 2021 Annual Meeting of Shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act) must deliver such information to our Secretary no later than December 7, 2020 (or as otherwise provided by applicable laws and in our bylaws, which are on file with the SEC and may be obtained from our Secretary upon request).
Our Board of Trustees will review any shareholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2021 Annual Meeting of Shareholders.
What does it mean if I receive more than one proxy card?
It means that you have multiple accounts at the transfer agent and/or with brokers. Please complete and return all proxy cards to ensure that all your shares are voted.
Can I find additional information on the Company’s web site?
Yes. Our web site is located at www.lxp.com. Although the information contained on our web site is not part of this proxy statement, you can view additional information on the web site, such as our code of business conduct and ethics, corporate governance guidelines, charters of board committees, and reports that we file and furnish with the SEC. Copies of our code of business conduct and ethics, corporate governance guidelines, and charters of board committees also may be obtained by written request addressed to (1) Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Investor Relations or (2) ir@lxp.com.
Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 19, 2020 — This proxy statement and the Annual Report to Shareholders are available at www.envisionreports.com/LXP.
We have elected to provide access to our proxy materials to our Shareholders on the Internet. Accordingly, a Notice of Meeting and Notice Regarding the Internet Availability of Proxy Materials was or will be mailed on or about April 6, 2020 to our Shareholders of record as of the close of business on the Record Date. If you wish to receive a hard copy of the proxy materials, please visit or contact:
1)
By Internet: www.envisionreports.com/LXP

2)
By Telephone: 1-866-641-4276

3)
By E-Mail*: investorvote@computershare.com

Please make the requests as instructed above on or before May 8, 2020 to facilitate timely delivery.
How do I obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 from the Company?
Upon written request to (1) Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4105, Attention: Investor Relations or (2) ir@lxp.com, we will provide any shareholder, without charge, a hardcopy of our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC, including our financial statements and schedule, but without exhibits. You may also obtain our Annual Report to Shareholders, which includes our Annual Report on Form 10-K, at www.envisionreports.com/LXP.
What is “householding”?
“Householding” allows companies to deliver only one copy of notices and other proxy materials to multiple shareholders who share the same address (if they appear to be members of the same family) unless the company has received contrary instructions from an affected shareholder. We do not offer “householding” for shareholders of record. Please contact your broker if you are not a shareholder of record to find out if your broker offers “householding.”

*
If requesting materials by e-mail, please send an e-mail with “Proxy Materials Lexington Realty Trust” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of the Notice of Proxy, and state that you want a paper copy of the meeting materials. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS,
TRUSTEES, AND EXECUTIVE OFFICERS
The following table indicates, as of the close of business on March 6, 2020, (a) the number of common shares of the Company beneficially owned by each person known by us to own in excess of five percent of the outstanding common shares and (b) the percentage such shares represented of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnote 1 to the table.
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Class
BlackRock, Inc.(2)	43,658,315	17.07%
The Vanguard Group, Inc.(3)	40,048,417	15.65%
FMR LLC(4)	19,254,466	7.53%

(1)
For purposes of this table, a person is deemed to beneficially own any common shares as of a given date which such person owns or has the right to acquire within 60 days after such date.

(2)
Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2020. According to such Schedule 13G/A, BlackRock, Inc., together with BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Ltd, collectively have sole dispositive power over 43,658,315 common shares and sole voting power over 42,486,171 common shares. BlackRock Fund Advisors reported that it beneficially owns 5% or greater of the outstanding common shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Based on information contained in a Schedule 13G/A filed with the SEC on February 11, 2020. According to such Schedule 13G/A, The Vanguard Group, Inc., together with Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., has sole power to vote or direct to vote 482,780 common shares, shared power to vote or direct to vote 265,378 common shares, sole power to dispose of or to direct the disposition of 39,580,718 common shares, and shared power to dispose or to direct the disposition of 467,699 common shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based on information contained in a Schedule 13G filed with the SEC on February 7, 2020. According to such Schedule 13G, FMR LLC, together with FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company, FMR Co., Inc. and Strategic Advisers LLC, has sole power to vote or direct to vote 6,715,812 common shares and sole power to dispose of or to direct the disposition of 19,254,466 common shares. FMR Co., Inc. reported that it beneficially owns 5% or greater of the outstanding common shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

The following table indicates, as of the close of business on March 6, 2020, (a) the number of common shares beneficially owned by each trustee and each named executive officer, as identified in the Compensation Discussion and Analysis below, and by all trustees and executive officers as a group, and (b) the percentage such shares represented of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnotes 1 and 2 to the table. The address for each trustee and named executive officer listed below is c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4015.
Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned(1)	Percentage of Class(2)
T. Wilson Eglin	2,593,584(3)	1.01%
Beth Boulerice	263,985(4)	*
Patrick Carroll	970,114(5)	*
Joseph S. Bonventre	398,504(6)	*
Lara Johnson	356,121(7)	*
Brendan P. Mullinix	349,667(8)	*
Richard S. Frary	130,699(9)	*
Lawrence L. Gray	47,820	*
Jamie Handwerker	43,564	*
Claire A. Koeneman	59,544	*
Howard Roth	30,434	*
All trustees and executive officers as a group (13 persons)(10)	5,381,455	2.10%

*
Represents beneficial ownership of less than 1.0%

(1)
For purposes of this table, a person is deemed to beneficially own any common shares as of a given date which such person owns or has the right to acquire within 60 days after such date.

(2)
For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security (including, without limitation, limited partnership units redeemable into common shares) deemed owned by such person or persons is included in the total number of outstanding common shares but is not included in the total number of outstanding common shares for the purpose of computing the percentage ownership of any other beneficial owner (with the exception of determining the percentage owned by all trustees and executive officers as a group).

(3)
Includes (i) 1,068,939 common shares held directly by Mr. Eglin, (ii) 1,393,782 common shares held by Mr. Eglin which are subject to performance or time-based vesting requirements, and (iii) 130,863 common shares held in trust in which Mr. Eglin is a beneficiary.

(4)
Includes (i) 17,523 common shares held directly by Ms. Boulerice, (ii) 142,621 common shares held by Ms. Boulerice which are subject to performance or time-based vesting requirements, and (iii) 103,841 common shares held in trust in which Ms. Boulerice is a beneficiary and a trustee.

(5)
Includes (i) 566,311 common shares held directly by Mr. Carroll, (ii) 270,840 common shares held by Mr. Carroll which are subject to performance or time-based vesting requirements, (iii) 447 common shares held in an individual retirement account, and (iv) 132,516 common shares owned by Mr. Carroll’s wife, which Mr. Carroll disclaims beneficial ownership of, except to the extent of his pecuniary interest therein.

(6)
Includes (i) 152,797 common shares held directly by Mr. Bonventre and (ii) 245,707 common shares held directly by Mr. Bonventre which are subject to performance or time-based vesting requirements.

(7)
Includes (i) 207,924 common shares held directly by Ms. Johnson, (ii) 148,177 common shares held directly by Ms. Johnson which are subject to performance or time-based vesting requirements, and (iii) 20 common shares held as a custodian.
(8)
Includes (i) 156,972 common shares held directly by Mr. Mullinix, and (ii) 158,695 common shares held directly by Mr. Mullinix which are subject to performance or time-based vesting requirements, and (iii) 34,000 common shares underlying common share options which were exercisable on or within 60 days of the Record Date.

(9)
Includes (i) 92,999 common shares held directly by Mr. Frary, (ii) 36,500 common shares held in Mr. Frary’s individual retirement account, and (iii) 1,200 common shares owned by Mr. Frary’s wife.

(10)
Includes James Dudley, our Executive Vice President and Director of Asset Management, and Mark Cherone, our Chief Accounting Officer, in addition to the listed trustees and named executive officers.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our trustees, executive officers, and beneficial owners of more than 10 percent of the total outstanding common shares to file initial reports of ownership and reports of changes in ownership of common shares and other equity securities with the SEC and the NYSE. Trustees, executive officers, and beneficial owners of more than 10 percent of the total outstanding common shares are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us and written representations from our trustees and executive officers, we believe that, during the 2019 fiscal year, our trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares complied with all Section 16(a) filing requirements applicable to them, except that upon discovery of a filing error by the filing agent where the wrong form was initially filed, Ms. Koeneman filed a late Form 4/A with respect to a transaction on October 2, 2019.

PROPOSAL NO. 1 ELECTION OF TRUSTEES
Board of Trustees
Our Board of Trustees currently consists of six trustees and no vacancies. All of our current trustees are nominated for election at the 2020 Annual Meeting of Shareholders. Election of our trustees requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the election of trustees.
The six nominees for trustee are T. Wilson Eglin, Richard S. Frary, Lawrence L. Gray, Jamie Handwerker, Claire A. Koeneman, and Howard Roth. Each nominee currently serves on our Board of Trustees and has consented to being named in this proxy statement and to serve if elected. Background information relating to the nominees for election appears below.
The enclosed proxy, if signed, dated, and returned, and any proxy properly authorized via the Internet or telephone, unless withheld, a broker non-vote or a contrary vote is indicated, will be voted FOR the election of these six nominees. In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the proxy, for such substitute nominee as may be nominated by our Board of Trustees. All trustees serve until our 2021 Annual Meeting of Shareholders or their earlier resignation or removal and until their respective successors, if any, are elected and qualify.

The following information relates to the nominees for election as our trustees:
Name	Business Experience
T. WILSON EGLIN Age 55 Tenure: 26 years	Mr. Eglin has served as our Chairman since April 2019, our Chief Executive Officer since January 2003, our President since April 1996, and as a trustee since May 1994. He served as one of our Executive Vice Presidents from October 1993 to April 1996 and our Chief Operating Officer from October 1993 to December 31, 2010. Mr. Eglin, as our Chief Executive Officer, provides our Board of Trustees with extensive experience in net-lease investing, real estate operations and capital markets having led us through various cycles of growth.
RICHARD S. FRARY Independent Age 72 Tenure: 13 years	Mr. Frary has served as a trustee since December 2006. Mr. Frary has been the founding partner and majority shareholder of Tallwood Associates, Inc., a private real estate investment firm, since 1990 and a partner of Brookwood Financial Partners, L.P., a private equity firm that acquires real estate and invests in private companies, since 1993. Mr. Frary also co-owns a portfolio of office, multifamily and community development assets. He serves as a director of Nexus BSP, Inc., a private oil and gas exploration company. Mr. Frary has been chair of the Advisory Board to the Sheridan Libraries at The Johns Hopkins University since 2000. He previously served as a director of Newkirk Realty Trust, Inc. and a trustee of The Johns Hopkins University. Mr. Frary is a CPA and provides our Board of Trustees with extensive real estate investment and corporate finance experience.
LAWRENCE L. GRAY Independent Age 55 Tenure: 4 years	Mr. Gray has served as a trustee since December 2015. He is the Chief Executive Officer of GrayCo, Inc., a private real estate company that owns and manages apartment communities, master planned community investments and timberlands located throughout the Southeast region of the United States. Prior to joining GrayCo in 2010, Mr. Gray spent seventeen years in the investment banking business, most recently with Wachovia Corporation where he had direct responsibility for the Real Estate Investment Banking, Corporate Banking, Private Equity, Homebuilder Finance and Structured Finance groups. Prior to Wachovia, Mr. Gray worked in the real estate investment banking groups at J.P. Morgan and Morgan Stanley. Mr. Gray provides our Board of Trustees with extensive real estate investment and corporate finance experience.

Name	Business Experience
JAMIE HANDWERKER Independent Age 59 Tenure: 3 years	Ms. Handwerker has served as a trustee since March 2017. She is a partner of KSH Capital, providing real estate entrepreneurs with capital and expertise to seed or grow their platform. Ms. Handwerker is also a member of the Board of Directors of Benefit Street Partners Realty Trust, Inc., a member of the University of Pennsylvania School of Arts & Sciences Board of Overseers and is the Founder and Chairperson of Penn Arts & Sciences Professional Women’s Alliance. Prior to joining KSH Capital in May 2016, Ms. Handwerker held senior roles at Cramer Rosenthal McGlynn LLC, a New York-based asset management firm, since 2002, where Ms. Handwerker managed the CRM Windridge Partners hedge funds. Ms. Handwerker has extensive experience analyzing and investing in real estate investment trusts and provides our Board of Trustees with related insight.
CLAIRE A. KOENEMAN Independent Age 50 Tenure: 5 years	Ms. Koeneman has served as a trustee since September 2015. She is a partner at Bully Pulpit Interactive, a digitally-based marketing and communications agency that specializes in public affairs, corporate reputation and social impact. Prior to joining Bully Pulpit Interactive in 2018, Ms. Koeneman held leadership roles at both Hill+Knowlton Strategies, Inc., a global public relations company and Financial Relations Board (FRB), a national boutique IR/crisis agency. Ms. Koeneman serves as a diplomat to the Principality of Monaco in its Honorary Consular Corps. Ms. Koeneman has many years of expertise in corporate communications and, as a strategic advisor to CEOs and boards of directors on all types of communications, provides our Board of Trustees with public and investor relations knowhow.
HOWARD ROTH Independent Age 63 Tenure: 2 years	Mr. Roth has served as a trustee since November 2017. Mr. Roth is a principal of HSR Advisors, a consulting firm that provides strategic and financial advice. Mr. Roth retired in 2017 from Ernst & Young LLP, where he served as the leader of the firm’s global Real Estate, Hospitality & Construction (RHC) practice. Mr. Roth was a partner at Ernst & Young LLP (including its predecessor firm, Kenneth Leventhal & Co.) since 1991. Mr. Roth is also an advisor to the CEO of Avison Young and an Advisory Board Member of Hodes Weill & Associates. Mr. Roth provides our Board of Trustees with extensive public accounting experience, including knowledge of tax laws applicable to real estate companies, generally accepted accounting principles and public company reporting requirements.

Required Vote and Recommendation
Election of each trustee requires the affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting.
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH NOMINEE.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE
We seek to create a sustainable environmental, social and governance, or ESG, platform that enhances both our company and shareholder value. We expect our ESG objectives and the resources allocated to ESG matters will continue to evolve over time as we assess strategies that are most appropriate for our organization.
Environmental
Our focus on the environment is demonstrated by how we manage our day-to-day activities at our corporate headquarters and satellite office. We continue to evaluate our current operations, strive to improve our environmental performance, and implement sustainable business practices.
The properties in our portfolio are primarily net leased to our tenants who are responsible for maintaining the buildings and are in control of their energy usage and environmental sustainability practices. When possible, we work with our tenants to promote environmental responsibility at the properties we own, with many locations having energy efficient features, such as energy management systems, LED lighting and solar arrays.
During 2020, we are exploring appropriate ESG frameworks for reporting in future years.
Social
Employee Benefits
While our investment focus is on physical assets, our employees are critical to our success as a corporate citizen. We provide our employees with competitive benefits, including, but not limited to:
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Medical insurance with a portion of the premiums paid by us.

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The minimum premium to participate in one of the medical insurance plans for a single employee making less than $100,000 in base salary per year is $1 per month.

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We offer healthcare savings accounts for employees participating in a high-deductible plan, which allows participating employees to save money pre-tax for certain healthcare costs.

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Dental and vision benefits at no cost to our employees.

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401(k) Plan with a 4% match and 1% profit sharing for each employee.

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Life insurance with a benefit equaling two times base salary subject to a cap.

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Long-term disability insurance with a benefit equaling 60% of pre-disability base salary.

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A minimum of 14 paid time off  (“PTO”) days for first year employees, which increases to 19 PTO days in the third and fourth year of employment and 24 PTO days in the fifth year of employment.

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Transit benefit, which allows employees to contribute pre-tax dollars towards commuting expenses.

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Flexible spending account, which allows employees to contribute pre-tax dollars towards health and dependent care expenses.

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Flexible working arrangements where most employees work from home one day per workweek.

Volunteer Efforts
We are committed to giving back to the communities where our employees work. Our employees volunteer at local non-profit organizations on company time and regularly participate in clothing and food drives.
Healthy Initiatives
We encourage our employees to stay healthy by organizing step challenges and providing healthy snacks at our offices.

Governance
We are mindful of the concerns of our shareholders and of proxy advisory groups. We strive to implement best governance practices. In that regard, and in addition to the items disclosed elsewhere, we have implemented the following corporate governance practices.
Proxy Access	Our bylaws provide for proxy access.
Trustee Refreshment	Upon attaining the age of 75 and annually thereafter, each trustee is required to tender a letter of resignation from our Board of Trustees to the chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews the trustee’s continuation on our Board of Trustees, and recommends to our Board of Trustees whether, in light of all the circumstances, our Board of Trustees should accept such proposed retirement or request that the trustee continue to serve on the Board of Trustees.
Management Succession Plan	On an annual basis, our Chief Executive Officer submits a management succession plan that provides for the ordinary course and emergency succession for our Chief Executive Officer and other key members of management, which is reviewed by the Nominating and Corporate Governance Committee.
Self-Assessment	Our Board of Trustees and its committees each perform an annual self-assessment.
Board Independence	Our Board of Trustees is at least two-thirds independent, with 83% independent currently.
Independent Lead Trustee	We have an independent Lead Trustee because our Chairman is also the chief executive officer of the Company.
Anti-Pledging/Hedging	We prohibit margin and/or pledging and/or hedging arrangements by our trustees, executive officers and employees.
Share Ownership
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We have the following common share beneficial ownership requirements (after a phase-in period):

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Chief Executive Officer: at least six times annual base salary.

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Three next most highly compensated executive officers: at least three times annual base salary.

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The fifth most highly compensated executive officer: at least two times annual base salary.

Non-management trustees: at least three times annual retainer.

Share Retention	We require our executive officers to maintain beneficial ownership of at least 50% of any common shares acquired by them through our equity award plans from the later of November 2009 and the date of appointment as an executive officer of the Company, including, without limitation, through option awards and vesting of restricted shares, after taxes and transaction costs, until retirement or other termination of employment.
Trustee Compensation	Our non-management trustees are required to take at least 50% of their compensation from us in our common shares.
Share Options	Our equity plan prohibits cash buyouts of underwater options.

Tax Gross-Ups	We have no tax gross-ups or single-trigger change-in-control severance arrangements.
Tenure	The average tenure of our independent trustees is less than 6 years as of the date of this proxy statement.
Declawed Blank Check Preferred	Blank check preferred shares cannot be issued as a “takeover” defense.
Shareholder Written Consent	Shareholders can act by written or electronic consent to the same extent shareholders can act at a meeting at which all shares are present and voted.
Special Meetings	Shareholders holding at least 25% of our outstanding common shares can call a special meeting of the shareholders.
No Exclusive Venue/Forum	There is no exclusive venue or forum for shareholder litigation.
No Fee Shifting	There is no fee shifting provision for unsuccessful shareholder litigants.
No Poison Pill	We do not have a poison pill.
Bylaw Amendment	Shareholders have concurrent power to amend our bylaws.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Trustees
Our Board of Trustees held 13 meetings during the fiscal year ended December 31, 2019. Each individual that was a trustee at the time of such meetings attended at least 75% of the aggregate of the total number of meetings of our Board of Trustees and all committees of the Board of Trustees on which he or she served during his or her tenure.
We expect all trustees to attend each annual meeting of shareholders, but from time to time other commitments prevent all trustees from attending each meeting. All of our trustees attended the 2019 Annual Meeting of Shareholders, which was held on May 21, 2019.
Trustee Independence
Our Board of Trustees has adopted the following categorical standards under our Corporate Governance Guidelines, under which a trustee may not be deemed independent:
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The trustee is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company. Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a trustee from being considered independent following that employment in an interim capacity.

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The trustee has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a trustee for former service as an interim Chairman, Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

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(A) The trustee is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the trustee has an immediately family member who is a current partner of such a firm; (C) the trustee has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the trustee or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit.

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The trustee or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the time serves or served on that company’s compensation committee.

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The trustee is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of  $1,000,000 or 2% of such other company’s consolidated gross revenues.

For purposes of these categorical standards:
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“affiliate” means any consolidated subsidiary of the Company and any other entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity;

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“executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act; and

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“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or those who have died or who become incapacitated.
Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, on behalf of our Board of Trustees, undertook its annual review of trustee independence in the first quarter of 2019. During this review, our Board of Trustees, in light of the categorical standards set forth above (which are also documented in our Corporate Governance Guidelines, which is available on our web site at www.lxp.com), considered transactions and relationships between each trustee or any member of his or her immediate family and us and our subsidiaries and affiliates, including those under “Certain Relationships and Related Transactions,” below. Our Board of Trustees also considered whether there were any transactions or relationships between any of our trustees or any member of his or her immediate family (or any entity of which a trustee or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with the determination that a trustee is independent.
As a result of this review, our Board of Trustees affirmatively determined that all of the trustees nominated for election at the Annual Meeting, other than Mr. Eglin, are independent of us and our management under applicable regulations, the NYSE listing standards and the standards set forth in our Corporate Governance Guidelines. Mr. Eglin is not considered independent because of his employment with us.
As a result of the Board of Trustees’ affirmative determination, following the Annual Meeting, the Board of Trustees will continue to consist of a majority of independent members.
Committees of our Board of Trustees
Our Board of Trustees has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee.
	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
T. Wilson Eglin	C				•
Richard S. Frary	LT	•	•		C
Lawrence L. Gray	•		C		•
Jamie Handwerker	•	•		•
Claire A. Koeneman	•		•	C
Howard Roth	•	C		•

C = Chair
LT = Lead Trustee
Audit Committee.   The Audit Committee of our Board of Trustees was established in accordance with Section 10A-3 of the Exchange Act. The principal functions of the Audit Committee are described below under the heading “Audit Committee Report” and are contained in a written charter, which is available on our web site at www.lxp.com. The Audit Committee members are Messrs. Roth (Chairperson) and Frary and Ms. Handwerker, each of whom was determined by our Board of Trustees to be “independent” for audit committee purposes as that term is used in applicable listing standards of the NYSE. Our Board of Trustees has determined that Messrs. Roth and Frary each qualify as an “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K. None of the current Audit Committee members serves on the audit committees of more than three publicly registered companies.
During the fiscal year ended December 31, 2019, the Audit Committee met nine times in-person and telephonically, including quarterly in-person meetings with management, an internal audit consulting firm and our independent registered public accounting firm, to discuss matters concerning, among other things, financial accounting matters, the audit of our consolidated financial statements, the adequacy of our internal controls over financial reporting, and internal audit matters. In addition, at each quarterly in-person Board of Trustees meeting, the Chairperson of the Audit Committee updated the Board of Trustees with respect to matters discussed at the Audit Committee meetings.
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee has also been involved in the selection of the lead audit partner.
During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
Pursuant to the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all auditing services and, to the extent permitted under applicable law, non-audit services to be provided to the Company by the independent registered public accounting firm engaged by the Company. The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity are presented to the Audit Committee at its next scheduled meeting. In accordance with the foregoing, the retention by management of the independent registered accounting firm engaged by the Company for tax consulting services for specific projects is pre-approved, provided, that the annual cost of all such retentions does not exceed $100,000.
The Audit Committee previously adopted an Internal Audit Charter, which formalizes the internal audit function of the Company. For the year ended December 31, 2019, the Audit Committee retained CohnReznick LLP to provide internal audit assistance.
Report of the Audit Committee of our Board of Trustees
The management of Lexington Realty Trust, a Maryland real estate investment trust (the “Trust”), is responsible for the internal controls and financial reporting process of the Trust. The independent registered public accounting firm is responsible for performing an independent audit of the Trust’s consolidated financial statements and auditing the Trust’s internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and issuing a report thereon. The Audit Committee of the Board of Trustees of the Trust (the “Audit Committee”) is responsible for monitoring and overseeing these processes. The charter of the Audit Committee is designed to assist the Audit Committee in complying with applicable provisions of the Securities Exchange Act of 1934, as amended, and the New York Stock Exchange’s listing rules, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:
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has sole power and authority concerning the engagement and fees of the independent registered public accounting firm,

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reviews with the independent registered public accounting firm the scope of the annual audit and the audit procedures to be utilized,

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pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,

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reviews the independence of the independent registered public accounting firm,

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reviews the adequacy of the Trust’s internal accounting controls, and

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reviews accounting, auditing and financial reporting matters with the Trust’s independent registered public accounting firm and management.

In connection with these responsibilities, the Audit Committee met with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, to review and discuss the December 31, 2019 audited consolidated financial statements. The Audit Committee has discussed with Deloitte the matters required to be discussed by the PCAOB Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the PCAOB in Rule 3200T. The Audit Committee also received the written disclosures and the letter from Deloitte, as required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.
Based upon the Audit Committee’s discussions with management and Deloitte referred to above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that the Board of Trustees of the Trust include the December 31, 2019 audited consolidated financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the United States Securities and Exchange Commission on February 20, 2020.
Audit Committee of the Board of Trustees
/s/ Howard Roth, Chairperson Richard S. Frary Jamie Handwerker
Compensation Committee.   The functions of the Compensation Committee are set forth in a written charter, which is available on our web site at www.lxp.com. Primary among these functions are to determine the compensation for our executive officers and non-employee trustees and to administer and review our compensation plans and programs. The Compensation Committee members are Messrs. Gray (Chairperson) and Frary, and Ms. Koeneman. Each member of the Compensation Committee during 2019 was determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the NYSE. During the fiscal year ended December 31, 2019, the Compensation Committee met five times.
The Compensation Committee charter reflects various responsibilities, and the Compensation Committee periodically reviews and revises its charter. To assist in carrying out its responsibilities, the Compensation Committee regularly receives reports and recommendations from our executive officers, primarily our Chief Executive Officer, and from an outside compensation consultant it selects and retains. In addition and as appropriate, the Compensation Committee consults with its own legal or other advisors, all in accordance with the authority granted to it under its charter. During 2019, the Compensation Committee retained FPL Associates Compensation, a division of FPL Associates L.P., a nationally known executive compensation and benefits consulting firm, which we refer to as FPL. Other than reviewing and advising with respect to executive and trustee compensation, FPL does not provide any non-executive compensation or other services for us. As a result, FPL is an independent compensation consultant. Management does not retain any executive compensation consultant.
The Compensation Committee has the authority to determine and approve the individual elements of total compensation paid to our executive officers and certain other senior officers. The Compensation Committee reviews the performance and compensation of our executive officers, including the executive officers named in this proxy statement. Our Chief Executive Officer assists in the annual review of the compensation of our other executive officers and certain other senior officers. Our Chief Executive Officer makes recommendations with respect to salary adjustments and annual cash incentive opportunities, annual long-term incentive opportunities and any other long-term incentive awards based on his review and on market data compiled by the Compensation Committee’s compensation consultant or industry associations.
The Compensation Committee may form and delegate authority to subcommittees when and as the Compensation Committee deems necessary and appropriate.
Compensation Committee Report
The Compensation Committee (the “Compensation Committee”) of the Board of Trustees of Lexington Realty Trust, a Maryland real estate investment trust (the “Trust”), has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the

Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in the Trust’s proxy statement for the 2020 Annual Meeting of Shareholders and Annual Report on Form 10-K for the year ended December 31, 2019.
Compensation Committee of the Board of Trustees
/s/ Lawrence L. Gray, Chairperson Richard S. Frary Claire A. Koeneman
Nominating and Corporate Governance Committee.   The principal functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become trustees and/or executive officers, monitor corporate governance guidelines, lead the annual review of our Board of Trustees and make recommendations for service on all other committees. These functions are set forth in a written charter, which is available on our web site at www.lxp.com. The Nominating and Corporate Governance Committee members are Mses. Koeneman (Chairperson) and Handwerker and Mr. Roth. Each member of the Nominating and Corporate Governance Committee during 2019 was determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the NYSE. During the fiscal year ended December 31, 2019, the Nominating and Corporate Governance Committee met four times.
Our Board of Trustees believes that the Nominating and Corporate Governance Committee is qualified and in the best position to identify, review, evaluate and select qualified candidates for membership on our Board of Trustees based on the criteria described in the next paragraph. However, the Nominating and Corporate Governance Committee intends to consider nominees recommended by shareholders, but only if the submission of a recommendation includes a current resume and curriculum vitae of the candidate, a statement describing the candidate’s qualifications, contact information for personal and professional references, the name and address of the shareholder who is submitting the candidate for nomination, the number of shares which are owned of record or beneficially by the submitting shareholder and a description of all arrangements or understandings between the submitting shareholder and the candidate for nomination. Submissions should be made to: Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4015, Attention: Secretary. The Nominating and Corporate Governance Committee has no obligation to recommend such candidates for nomination except as may be required by contractual obligations of the Company.
In recommending candidates for membership on our Board of Trustees, the Nominating and Corporate Governance Committee’s assessment includes consideration of issues of judgment, diversity, expertise, and experience. The Nominating and Corporate Governance Committee believes that a diverse board is one that includes differences of viewpoints, professional experience, education, skill, and other individual qualities and attributes that contribute to board heterogeneity. The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate. Generally, qualified candidates for board membership should (i) demonstrate personal integrity and moral character, (ii) be willing to apply sound and independent business judgment for the long-term interests of shareholders, (iii) possess relevant business or professional experience, technical expertise, or specialized skills, (iv) possess personality traits and backgrounds that fit with those of the other trustees to produce a collegial and cooperative environment, (v) be responsive to our needs, and (vi) have the ability to commit sufficient time to effectively carry out the duties of a trustee. The Nominating and Corporate Governance Committee also considers the benefits of having a board comprised of a mix of individuals who are newer to the Company and can provide new perspectives and those with longer tenure with the Company who will provide a deeper understanding of the Company’s strategy over time. After completing this evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to our Board of Trustees as to the persons who should be nominated by our Board of Trustees, and our Board of Trustees determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.
To the extent there is a vacancy on our Board of Trustees, the Nominating and Corporate Governance Committee will either identify individuals qualified to become trustees through relationships with our trustees or executive officers or by engaging a third party.

Executive Committee.   The principal function of the Executive Committee is to exercise the authority of our Board of Trustees regarding routine matters performed in the ordinary course of business or specific authority as authorized and approved by our Board of Trustees. The Executive Committee is comprised of Messrs. Frary (Chairperson), Gray and Eglin. The Executive Committee does not meet regularly, but meets as necessary or as directed by our Board of Trustees.
Board Leadership Structure and Strategy and Risk Oversight
Our board leadership structure currently consists of an independent Lead Trustee and an executive Chairman. Our Board of Trustees believes that it is appropriate to combine the positions of Chairman and Chief Executive at this time due to Mr. Eglin’s critical role in our current strategy and his longevity with us. Mr. Eglin has guided us through various market cycles and our Board of Trustees believes that he is the appropriate person to serve as our Chairman.
Our Board of Trustees believes that a Lead Trustee, who is independent, is necessary and appropriate to provide additional, independent leadership to the Board. Our Corporate Governance Guidelines provide that the Lead Trustee shall have the following authority and specific responsibilities:
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Preside at all meetings of our Board of Trustees at which the Chairman is not present.

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Preside at all executive sessions of the non-management Trustees and Independent Trustees and set the format and agenda, with input from other Independent Trustees, at such executive sessions.

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Call additional meetings of the non-management Trustees and Independent Trustees, as deemed necessary.

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Facilitate discussion and open dialogue among the Independent Trustees during Board of Trustee meetings, executive sessions and outside of Board of Trustee meetings.

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Serve as principal liaison between the Independent Trustees and the Chairman and management.

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Communicate to the Chairman and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by Independent Trustees in executive sessions or outside of Board of Trustee meetings.

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Provide the Chairman with comment to Board of Trustee meeting agendas and meeting schedules.

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Periodically meet with Independent Trustees, as a group or individually, to discuss Board of Trustee and Committee performance, effectiveness and composition.

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If appropriate, and in coordination with executive management, be available for consultation and direct communication with major shareholders.

Mr. Frary was our independent Lead Trustee as of December 31, 2019, and continues in this role in 2020.
Strategy and risk are an integral part of our Board of Trustees and Committee deliberations throughout the year. Management regularly updates, and reports to our Board of Trustees with respect to, our business plan. Management also performs a quarterly fraud risk assessment, which is reported to our Board of Trustees. The quarterly fraud risk assessment assesses the critical risks we face (e.g., strategic, operational, financial, legal/regulatory, and reputational), their relative magnitude and management’s actions to mitigate these risks. In addition, the Audit Committee assists our Board of Trustees with the oversight of our risk management program, including its oversight of our internal audit function, enterprise risk management and cybersecurity risks.
Shareholder Communications
Parties wishing to communicate directly with our Board of Trustees, an individual trustee, the Lead Trustee or the non-management members of our Board of Trustees as a group should address their inquiries to our General Counsel by mail sent to our principal office located at One Penn Plaza, Suite 4015, New York, New York 10119-4015. The mailing envelope should contain a clear notification indicating that the enclosed letter is an “Interested Party/Shareholder-Board Communication,” “Interested Party/Shareholder-Trustee

Communication,” “Interested Party/Shareholder-Lead Trustee Communication” or “Interested Party/Shareholder-Non-Management Trustee Communication,” as the case may be.
Periodic Reports, Code of Ethics, Committee Charters and Corporate Governance Guidelines
Our Internet address is www.lxp.com. We make available free of charge through our web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, other filings with the SEC, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such materials with the SEC. We also have made available on our web site copies of our current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Business Conduct and Ethics, and Corporate Governance Guidelines. In the event of any changes to these charters or the code or the guidelines, updated copies will also be made available on our web site.
You may request a copy of any of the documents referred to above, without charge to you, by contacting us at the following address, email or telephone number:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, NY 10119-4015
Attention: Investor Relations
ir@lxp.com
(212) 692-7200
Certain Relationships and Related Transactions
Policy. Under our policy regarding the review, approval and ratification of any related party transaction, the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) reviews the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) either approves or disapproves the related party transaction. Any related amendment to, or waiver of any provision of, our Code of Business Conduct and Ethics for executive officers or trustees must be approved by the Nominating and Corporate Governance Committee (consisting of the non-conflicted members) and will be promptly disclosed to our shareholders as required by applicable laws, rules or regulations including, without limitation, the requirements of the NYSE.
Any related party transaction will be consummated and continue only if the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) has approved or ratified such transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party” is: (1) any person who is, or at any time since the beginning of our last fiscal year was, one of our trustees or executive officers or a nominee to become one of our trustees; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of any of the foregoing persons, which means any spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law; and (4) any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner, principal, or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.
We have also adopted a written supplemental policy for related party transactions involving our trustees and trustee nominees and our executive officers and any immediate family member of the foregoing persons, which provides for additional levels of review and exclusion of the related party from discussions, negotiations and approvals of the related party transaction. The full supplemental policy is set forth in our Code of Business Conduct and Ethics.
Indemnification Agreements. Our trustees and certain of our executive officers have entered into indemnification agreements with us. Pursuant to these agreements, we agree to indemnify the trustee or executive officer who is a party to such an agreement against any and all judgments, penalties, fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by the trustee or executive officer or in a similar capacity for any other entity at our request. These agreements include certain limitations on our obligations in certain circumstances, particularly in situations in which such indemnification is prohibited or limited by applicable law.
Hedging Policy
We have adopted a policy that prohibits our trustees, officers and employees, as well as certain of their immediate family members, from buying or selling Company securities while in possession of material, non-public information, In addition, we have adopted a policy prohibiting trustees, officers, and employees from pledging our securities and from establishing short positions and hedging transactions, including through prepaid variable forwards, equity swaps, collars and exchange funds.
Charitable Contributions
During 2019, we did not make any charitable contribution to any tax-exempt organization in which any independent trustee serves as an executive officer.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during 2019 is or has been one of our executive officers. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity whose executive officers served on our Compensation Committee or as a member of our Board of Trustees.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
Executive Summary.
This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers.
Named Executive Officers. Our named executive officers are:
Name	Title
T. Wilson Eglin	Chairman, Chief Executive Officer and President
Beth Boulerice	Executive Vice President, Chief Financial Officer and Treasurer
Patrick Carroll	Executive Vice President and Chief Risk Officer (formerly Chief Financial Officer and Treasurer)
Joseph S. Bonventre	Executive Vice President, General Counsel and Secretary
Lara Johnson	Executive Vice President
Brendan P. Mullinix	Executive Vice President
On March 25, 2019, Mr. Carroll was appointed Chief Risk Officer and relinquished the titles of Chief Financial Officer and Treasurer and Ms. Boulerice, formerly our Chief Accounting Officer, was promoted to Chief Financial Officer and Treasurer.
Compensation Committee Responsibility and Philosophy.   The Compensation Committee administers the compensation policies and programs for our named executive officers and regularly reviews and approves our compensation strategy and principles to ensure that they are aligned with our business strategy and objectives, encourage high performance, promote accountability and assure that management’s interests are aligned with the interests of our shareholders. The Compensation Committee believes that the compensation program should further both short-term and long-term business goals and strategies while enhancing shareholder value. In keeping with this philosophy, the compensation program’s objectives are to:
•
maintain a transparent compensation program that is easy for all of our shareholders to understand;

•
further align the interests of our named executive officers with those of our shareholders;

•
strengthen the relationship between pay and performance; and

•
retain key members of management.

The Compensation Committee believes that the business judgment of its members is necessary to properly evaluate and design an executive compensation program.
2019 “Say on Pay” Advisory Vote.
In 2019, approximately 97% of our shareholders voted “FOR” the compensation of our named executive officers as disclosed in the related proxy statement, which has been consistent with the approval level for the recent years. Based on such approvals, the Compensation Committee has largely maintained the compensation framework approved in 2019 for 2020 with modifications for our 2020 business plan objectives.
2017	2018	2019
99% FOR	97% FOR	97% FOR
Executive Compensation Best Practices.
In addition to the items discussed elsewhere in this proxy statement, our executive compensation programs contain the following best practices:
✓
Clawback:   Our Amended and Restated 2011 Equity-Based Award Plan provides for the recoupment or clawback of awards under circumstances involving materially inaccurate results or misconduct.

✓
Performance Driven:   A majority of the annual cash incentive target opportunity and the long-term incentive target opportunity for executive compensation is based on annual pre-defined objective performance measures, which will be disclosed with sufficient detail to allow shareholders to calculate performance.

✓
Independent Compensation Consultant:   The Compensation Committee uses an independent compensation consultant that does not perform any work directly for our management.

✓
Peer Groups:   We utilize a competitor peer group and a size-based peer group, but our Compensation Committee tends to focus more on the size-based peer group because the size of the companies in the competitor peer group varies greatly. While references are made to the average of the average of the competitor-based peer group and the size-based peer group, the Compensation Committee does not target the median, average or any percentile of the peer group.

✓
Compensation Risk Assessment:   In approving compensation programs, the Compensation Committee considers whether the compensation programs encourage unnecessary or excessive risk taking. Our annual incentives do not rely on total return to shareholders because the Compensation Committee believes that total shareholder return is appropriate for long-term incentives. Our long-term incentives currently have three-year performance periods. Our annual incentives are based on multiple performance metrics and we do not have any guaranteed minimum payouts.

Determining the Amount of Each Element of Compensation.
The Compensation Committee reviews the performance of each of our named executive officers, including our Chief Executive Officer, on an annual basis. The Compensation Committee considers, among other things, (1) the scope of the individual’s responsibilities, including the demands and profile of the positions held by the individual, (2) the individual’s experience and tenure with us, (3) the individual’s performance and contribution to our performance, (4) our performance against annual objectives set forth in management’s business plan, and (5) competitive salaries. The Compensation Committee retains an independent compensation and benefits consultant, FPL, and considers the results of compensation studies prepared for it by such consultant or by industry and trade associations.
No formal internal pay equity study is done, but our Compensation Committee retains the discretion to reduce certain payouts to align payouts with individual responsibilities and performance. Our Chief Executive Officer assists in the annual review of our named executive officers and makes recommendations to the Compensation Committee. However, the Compensation Committee makes all determinations with respect to the actual compensation of our named executive officers, including our Chief Executive Officer.
The independent compensation consultant provides the following services to the Compensation Committee:
•
Management Data Collection:

◦
reviewing historical pay philosophy and practices;

◦
confirming the existing compensation philosophy; and

◦
reviewing the Chief Executive Officer’s recommendations.

•
Compensation Guidance and Commentary:

◦
providing initial thoughts and reactions to the Chief Executive Officer’s recommendations in light of then current market practices and performance;

◦
providing thoughts and perspectives on the broader REIT market, from a compensation perspective, based on ongoing conversations with executives/board members and up-to-date compensation data; and

◦
providing studies and recommendations regarding peer group data.

We are always competing for the best talent with our direct industry peers and with the broader market. Accordingly, the Compensation Committee regularly reviews the market data, pay practices and ranges of our “peer” companies and the broader market to ensure that we continue to offer a relevant and competitive executive pay program each year. Throughout this Compensation Discussion and Analysis, we refer to two distinct peer groups, as described below, which were established by the independent compensation consultant, the Compensation Committee and our Chief Executive Officer in 2019.
•
Competitor Peer Group.   For 2019, this group consisted of 14 public REITs, which are either (1) our competitors for industrial property acquisitions and tenants in the single-tenant industrial space or (2) owners of a portfolio of primarily net-leased assets. The companies included in this peer group are as follows:

EastGroup Properties, Inc.
Essential Properties Realty Trust, Inc
First Industrial Realty Trust Inc.
Getty Realty Corp.
Liberty Property Trust
National Retail Properties, Inc.
One Liberty Properties, Inc.
PS Business Parks, Inc.
Rexford Industrial Realty, Inc.
STAG Industrial, Inc.
STORE Capital Corporation
Terreno Realty Corporation
VEREIT, Inc.
W.P. Carey Inc.
This competitor peer group helped the Compensation Committee understand how each named executive officer’s total compensation compares with the total compensation for reasonably similar positions at our most direct REIT competitors.
•
Size Peer Group.   For 2019, this group consisted of 20 public REITs, which operate across multiple asset classes and are similar in size to our total capitalization. The total capitalization range for this peer group was $2.9 billion to $5.3 billion as of October 31, 2019. Our total capitalization was at approximately the 71st percentile ($4.4 billion) of this peer group as of October 31, 2019. The companies included in this peer group are as follows:

Agree Realty Corporation
Brandywine Realty Trust
Columbia Property Trust, Inc.
DiamondRock Hospitality Company
Equity Commonwealth
Kite Realty Group
National Health Investors, Inc.
National Storage Affiliates Trust
Piedmont Office Realty Trust, Inc.
QTS Realty Trust, Inc.
Retail Opportunity Investments Corp.
Retail Properties of America, Inc.
Seritage Growth Properties
Sunstone Hotel Investors, Inc.
Tanger Factory Outlet Centers, Inc.
Terreno Realty Corporation
Urban Edge Properties
Washington Prime Group Inc.
Washington Real Estate Investment Trust
Xenia Hotels & Resorts, Inc.
The size-based peer group helped the Compensation Committee compare our overall compensation practices against a broader mix of REITs to ensure that our compensation practices are reasonable in light of the size of our organization. Although the two peer groups are comprised solely of REITs, we also compete with other public and private companies in the New York metropolitan marketplace for talent. Therefore, we also consider other information regarding market trends in compensation in addition to the data derived from these peer group reviews.
2019 Company Performance.
$704M	2.9M SF	$203M	$622M	6.4M SF
Industrial Assets Acquired	Industrial Development Potential on Land Holdings Acquired in 2019	Net Proceeds from Common Shares Issued	Properties Sold	Leased
As a result of our operational performance measures, the Compensation Committee was required to award certain compensation under our 2019 executive compensation plan. However, we designed our long-term incentive plans to ensure that our executives do not benefit, and forfeit previously granted compensation, if our total shareholder return relative to a specified index and peer group do not meet certain thresholds. As of December 31, 2019, the total shareholder return for the performance shares covering the 2017-2019 period was at target on a relative basis compared to the specified index and below threshold on a relative basis compared to the peer group. We believe that our compensation programs are working as designed.
Reported, Realizable and Realized Pay for CEO.
A more complete view of total direct compensation (base salary, annual incentive opportunity and long-term incentive opportunity) requires a breakdown of  “reported,” “realizable” and “realized” pay. A significant portion of the compensation reported in the Summary Compensation Table below is “realizable” pay, some of which may never be “realized” pay. However, the fair value of the “realizable” pay on the grant date is “reported” pay. Fair value is computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, as follows:
•
Service-based equity awards:   Fair value of the award is based on the closing price of the common shares on the date of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant) and does not reflect any time-based vesting conditions or service period even though it is not “realized” pay.

•
Performance-based equity awards:   Fair value of the award is determined using a Monte Carlo simulation model, which is an estimation of the value based on hypothetical models. However, if such performance is never achieved, the awards will not result in “realized” pay.

The following sets forth the reported, realizable and realized pay for Mr. Eglin, our Chief Executive Officer, for 2019, 2018 and 2017:
Year	Reported(1)	Realizable(2)	Realized(3)	Percentage of Reported Pay Realized in Period
2019	$5,703,514	$2,012,809	$3,690,705	65%
2018	$5,071,152	$2,872,067	$2,199,085	43%
2017	$3,254,315	$1,539,415	$1,714,900	53%
Three-YearTotal	$14,028,981	$6,424,291	$7,604,690	54%

(1)
Reported pay is the Total from the Summary Compensation Table below.

(2)
Realizable pay consists of the Share Awards from the Summary Compensation Table below.

(3)
Realized pay includes Salary, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings and All Other Compensation from the Summary Compensation Table below for the applicable year.

Elements of Compensation Program Applicable to Named Executive Officers for 2020.
The Compensation Committee retained FPL as its independent compensation consultant to perform an analysis of our compensation practices for our named executive officers with those of our peers and to make recommendations with respect to the compensation program applicable to our named executive officers for 2020.
Base Salary. The Compensation Committee believes that base salaries provide our named executive officers with a degree of financial certainty and stability and are essential in attracting and retaining highly qualified individuals. For 2020, the Compensation Committee approved increases in base salaries for certain of our named executive officers as noted below to ensure base salaries, and, in certain situations, overall compensation, remains competitive. Base salaries are as follows:
Officer	2020 Base Salary	2019 Base Salary	% Change
T. Wilson Eglin	$765,000	$750,000	2%
Beth Boulerice	$380,000	$365,000	4%
Joseph S. Bonventre	$390,000	$375,000	4%
Lara Johnson	$310,000	$300,000	3%
Brendan P Mullinix	$310,000	$300,000	3%
Ms. Boulerice’s annual base salary was increased to $365,000 upon her promotion to Chief Financial Officer and Treasurer in March 2019. Mr. Carroll’s base salary was reduced to $325,000 upon his stepping down as Chief Financial Officer and his appointment as Chief Risk Officer. Mr. Carroll’s salary was increased to $330,000 for 2020.
Annual Cash Incentive Opportunity. The annual cash incentive opportunity is designed to supplement the cash compensation of our named executive officers so that cash compensation is competitive within our industry and peer groups and properly rewards our named executive officers for their performance and their efforts for meeting specified objectives. The annual cash incentive opportunity for the 2020 executive compensation program for our named executive officers, with the exception of Mr. Carroll, will be a percentage of base salary as follows:
Officer	Threshold		Target		Maximum
T. Wilson Eglin	56.25%	$430,313	112.5%	$860,625	225%	$1,721,250
Beth Boulerice	50%	$190,000	100%	$380,000	200%	$760,000
Joseph S. Bonventre	50%	$195,000	100%	$390,000	200%	$780,000
Lara Johnson	50%	$155,000	100%	$310,000	200%	$620,000
Brendan P. Mullinix	50%	$155,000	100%	$310,000	200%	$620,000
Our Chief Executive Officer’s target total cash compensation (base salary plus target annual cash incentive) of  $1,625,625 is approximately 2% more than the average target total cash compensation in the average of the two 2019 peer groups, which we believe is in-line with market.
Seventy percent of the annual cash incentive opportunity for our named executive officers, except for Mr. Carroll, will be determined by the following predefined objective performance measures derived from our business plan for the period commencing January 1, 2020 and ending December 31, 2020. The Compensation Committee believes the targets for the annual cash incentive opportunity are reasonable and rigorous in light of the 2020 business plan, which was established before the recent disruptions in global markets related to Covid-19. While these disruptions will create significant headwinds to achieve these targets, the Compensation Committee has not modified any targets except for the Investments Volume target. The Composition Committee believes that management should not be incented to increase leverage to meet a higher Investment Volume target in 2020. The Compensation Committee’s determination of whether an item was met will be disclosed in the proxy statement for the 2020 Annual Meeting of Shareholders.

Item	Weighting	Target	Rationale
Investments Volume(1)	30%	$375 million
We expect management to continue to focus on acquisitions of high-quality industrial warehouse and distribution facilities for external growth. The target has decreased year over year to match expected disposition proceeds.

Dispositions	30%	$375 million
We expect management to continue to be a prudent seller of our remaining non-core assets with the focus on maximizing value on an individual basis. The target has decreased year over year to reflect the relatively smaller pool of assets for sale.

Portfolio Management Composition (Industrial/Other) Top 50 Industrial Markets (% of Revenue from Industrial Portfolio)	12.5% 12.5%	90%/10% 85%
We believe successful portfolio management safeguards income and supports internal growth. We have removed occupancy as a metric because we expect our occupancy to remain at its current high level. We expect management to be proactive in managing our portfolio to increase industrial exposure and adding revenue from the top 50 industrial markets.

Balance Sheet Credit Rating Net Debt/Adjusted EBITDA(2)	5% 5%	Maintain current ratings <5.5x	We expect our balance sheet to remain a top priority for management. Our credit ratings and Net Debt/Adjusted EBITDA continue to be the most critical measures of our balance sheet strength.

G&A Reduction(3)	5%	$0.5 million
We expect management to be focused on operating as efficiently as possible, even as we expect to grow. At the beginning of 2018, we set a target to reduce general and administrative expenses on a “run-rate” basis by $5 million over a three-year period ending December 31, 2020. In 2018 and 2019, we reduced general and administrative expenses by over $3 million in the aggregate. For 2020, we have reduced the target to $0.5million, for a three-year target of over $4 million, due to our growth during 2019 and our expected growth during 2020.

(1)
Includes share repurchases.

(2)
Calculated in accordance with our principal credit agreement.

(3)
Calculated on a “run-rate” basis for specific line items within general and administrative expenses. Payroll and trustee fee savings exclude recruiting fees and severance arrangements. Transaction driven expenses, litigation expenses, contractual increases and inflationary costs are excluded from the analysis. The savings are based on specific actions taken by, and within, management’s control.

The Compensation Committee has the ability, in its sole discretion, to clawback any amounts, as appropriate, if audited financial results would provide for lower incentive payouts. The Compensation Committee will also have the right to modify the measurements and lower payouts to account for unusual and nonrecurring items or if any potential payouts are inappropriate in light of other circumstances, such as overall company or individual performance or unique market conditions.
One hundred percent of the annual cash incentive opportunity for Mr. Carroll, and the remaining thirty percent of the annual cash incentive opportunity for our other named executive officers, is entirely subjective and will be based on individual and company performance. Individual performance will be specific to the duties and responsibilities of the named executive officer.
Long-Term Incentive Opportunity. The long-term incentive opportunity is designed to increase the ownership of us by our named executive officers, while motivating long-term performance, encouraging long-term dedication to us and operating as a retention mechanism. No performance-based shares are earned for results below the threshold level.
The long-term incentive opportunity for the 2020 executive compensation program for our named executive officers, except for Mr. Carroll, is a long-term incentive award consisting of a mix of performance-based non-vested shares and service-based non-vested shares. Vesting for performance-based non-vested shares is tied to our total shareholder return relative to other REITs for the three-year period beginning January 1, 2020 and ending December 31, 2022, subject to the named executive officer’s continued employment and, as applicable, any employment agreement or written severance policy that is in effect.
Type:	Performance-Based Non-Vested Shares		Service-Based Non-Vested Shares
Amount of Target Award:	30%	30%	40%
Comparator Group:	SNL US Equity REIT Index	Competitor peer group(1)	N/A
Vesting Conditions:	Cliff-based vesting after three year performance period commencing January 1, 2020.(2)		Pro-rata vesting annually over three years.
Dividends	Accrue and are only payable if and to the extent the shares vest.		Currently paid.
Rationale	Performance assessments within our applicable industry group and competitor peer group similar to shareholder comparison when making an investment decision.		Enhance retention and promote longer-term equity ownership in us.

(1)
Initially consisting of: EastGroup Properties, Inc. (EGP), First Industrial Realty Trust Inc. (FR), Getty Realty Corp. (GTY), Monmouth Real Estate Investment Corporation (MNR), National Retail Properties, Inc. (NNN), One Liberty Properties, Inc. (OLP), PS Business Parks, Inc. (PSB), Rexford Industrial Realty, Inc. (REXR), Stag Industrial, Inc. (STAG), STORE Capital Corporation (STOR), Terreno Realty Corporation (TRNO), Vereit, Inc. (VER), W.P. Carey Inc. (WPC).

(2)
Threshold performance is set at the 33rd percentile, target performance at the 50th percentile, and maximum performance at the 75th percentile versus the respective group. Straight-line interpolation is used to determine awards for results between performance levels.

The long-term incentive opportunity is as follows:
	Performance-Based Opportunity			Service-Based Award	Total Target Opportunity	Change from 2019
Officer	Threshold	Target	Maximum
T. Wilson Eglin	$720,000	$1,440,000	$2,880,000	$960,000	$2,400,000	33%
Beth Boulerice	$100,500	$201,000	$402,000	$134,000	$335,000	56%
Joseph S. Bonventre	$168,000	$336,000	$672,000	$224,000	$560,000	49%
Lara Johnson	$60,000	$120,000	$240,000	$80,000	$200,000	-22%
Brendan P. Mullinix	$90,000	$180,000	$360,000	$120,000	$300,000	3%
The target long-term incentive opportunity for our Chief Executive Officer of  $2,400,000 is approximately 1% less than the average of the average target long-term incentive award in the two peer groups, which we believe is in-line with market.
The number of performance-based non-vested shares (calculated using maximum opportunity level for accounting purposes) and service-based non-vested shares granted and issued was based on the closing price of our common shares on January 7, 2020 (the date specified in the Compensation Committee’s approval), which was $10.61 per share; with the number of performance-based non-vested shares rounded to the nearest share and the number of service-based non-vested shares rounded up to the nearest 10 shares to avoid fractional shares when vesting. We expect to disclose the amount of performance-based non-vested shares that vest in our definitive proxy statement for the 2023 Annual Meeting of Shareholders.
Mr. Carroll did not receive any performance-based non-vested shares due to his new position with us. Mr. Carroll was granted service-based non-vested shares having a grant date value of  $50,000 in January 2020. These service-based non-vested shares vest in equal installments annually over a three-year period ending December 31, 2022.
At Risk Compensation. Approximately 57% of 2020 total compensation opportunity for our Chief Executive Officer at the target level is “at risk” and subject to performance (subjective and pre-defined objective) measures, including 36% of the 2020 total compensation opportunity to our Chief Executive Officer at the target level that is subject to pre-defined post-2020 performance measures. The following illustrates our Chief Executive Officer’s 2020 total compensation at target level.
Recap of 2019 Executive Compensation Program.
2019 Executive Compensation Program.   The 2019 executive compensation program consisted of  (1) base salary (disclosed above), (2) annual cash incentive opportunity, and (3) annual long-term opportunity.

Annual Cash Incentive Awards. The annual cash incentives awarded under the 2019 executive compensation program were as follows:
Officer	2019 Award	% of Target
T. Wilson Eglin	$1,425,000	169%
Beth Boulerice	$500,000	137%
Patrick Carroll	$75,000	N/A
Joseph S. Bonventre	$565,000	151%
Lara Johnson	$425,000	142%
Brendan P. Mullinix	$500,000	167%
The target annual cash incentive opportunity for Messrs. Eglin, Bonventre and Mullinix and Mses. Boulerice and Johnson was a percentage of base salary as follows: 112.5% for Mr. Eglin; and 100% for the others. Seventy percent (70%) of the annual cash incentive opportunity was based on pre-defined objective measures (from January 1, 2019 to December 31, 2019) and 30% was based on subjective measures as disclosed in definitive proxy statement for the 2019 Annual Meeting of Shareholders. The annual incentive for Mr. Carroll was completely discretionary.
In January 2020, the Compensation Committee evaluated the Company’s performance on the objective and subjective measures and made the determinations as detailed below.
Item	Weighting	Target	Estimated at 12/31/2019	Determination
Investments
Volume(1)	30%	$400 million	$726 million	Maximum
Dispositions	30%	$400 million	$631 million	Maximum
Portfolio Management
Occupancy	5%	96%	97%	Maximum
Composition (Industrial/Other)	7.5%	80%/20%	81%/19%	Target
Top 50 Industrial Markets (% of Revenue from Industrial Portfolio)	7.5%	65%	79%	Maximum
Balance Sheet
Credit Ratings	5%	Maintain	Maintained	Target
Net Debt to Adjusted EBITDA	5%	<5.5x	5.0x to 5.1x	Target/ Maximum
G&A Reduction	10%	$1.5 million	$1 million	Threshold

(1)
Includes common share repurchases.

(2)
Determined on a “run rate” basis, as described above.

The determination of the objective measurements resulted in each named executive officer being entitled to 170% of the target objective portion of the 2019 annual incentive opportunity, or approximately 119% of the total target opportunity. The Compensation Committee had the ability to clawback any amounts, as appropriate, if audited financial results would provide for lower incentive payouts. However, our audited financial results did not provide for lower incentive payouts.

With respect to the subjective portion of the annual cash incentive opportunity, the Compensation Committee made the following determinations:
Officer	Rationale	% of Target Subjective Portion
T. Wilson Eglin
Mr. Eglin was the chief architect of our transition from a diversified single tenant real estate investment trust to an industrial focused single tenant real estate investment trust. During 2019:
•
Increased our percentage of gross book value from industrial assets to 81.5%;

•
Became a net acquirer of assets and expanded our development pipeline;

•
Strengthened our balance sheet by extending debt maturities and issuing common shares; and

•
Expanded our ESG efforts.

Mr. Eglin oversees all of our capital raising efforts and our balance sheet management.
Mr. Eglin’s efforts helped produce a total shareholder return of 26.3% in 2019.
Mr. Eglin manages our investor outreach efforts and continued to spend a considerable amount of time with shareholders, analysts and potential investors to discuss our investment and portfolio strategies.
Mr. Eglin took on additional responsibilities as our chairman when our former chairman and founder resigned in March 2019.
The Compensation Committee believes that the positive impacts of Mr. Eglin’s vision for us are continuing to be realized and that Mr. Eglin will continue to be compensated at or above his peers as those positive impacts are realized.
50%
Beth Boulerice
Ms. Boulerice successfully transitioned from Chief Accounting Officer to Chief Financial Officer in 2019. She is responsible for timely and accurate financial reporting, financial modeling and balance sheet management. During 2019, Ms. Boulerice:
•
Assembled an energetic team in the accounting department;

•
Oversaw efficiencies in our financial reporting processes;

•
Extended the maturity of our revolving credit facility and term loan;

•
Managed our common share offerings;

•
Participated in our marketing efforts;

•
Oversaw compliance with the requirements of the Sarbanes-Oxley Act of 2002;

•
Led numerous efforts to reduce G&A expenses; and

•
Implemented a more efficient process for investment of excess cash.

Ms. Boulerice spent a considerable amount of time meeting with our revolving credit facility lenders.
18%

Officer	Rationale	% of Target Subjective Portion
Joseph S. Bonventre
Mr. Bonventre provides guidance and legal expertise with respect to substantially all of our activities. During 2019, Mr. Bonventre:
•
Managed all dispute matters, including the settlement of our litigation involving our former Columbus, Indiana facility;

•
Advised and guided our Board of Trustees on substantially all matters, including the transition of the leadership from our former chairman and founder to Mr. Eglin;

•
Assisted in substantially all of our transaction activities and capital markets activities;

•
Assisted in monitoring our G&A expenses and overseeing our operations; and

•
Oversaw an increase in cyber-security awareness and protections in our operations.

32%
Lara Johnson
Ms. Johnson developed our disposition strategy and oversaw all our disposition activity. During 2019, Ms. Johnson:
•
Actively participated in the disposition of 22 properties for an aggregate gross sales price of  $622 million;

•
Assisted with operational and leasing matters; and

•
Oversaw our largest joint venture.

Ms. Johnson is also a member of our management investment committee, which provides a defined level of review and approves substantially all of our transaction activity.
23%
Brendan P. Mullinix
Mr. Mullinix developed our acquisition strategy and oversaw all our acquisition activity. During 2019, Mr. Mullinix:
•
Oversaw the purchase of 17 industrial assets for an aggregate cost of  $704 million;

•
Actively participated in the expansion of our industrial development pipeline, including the investment in three industrial development projects; and

•
Participated in our marketing efforts.

Mr. Mullinix is also a member of our management investment committee.
48%
Overall, the subjective award for 2019 increased year over year due to our strong performance.

Annual Long-Term Incentive Award. The 2019 annual long-term incentive award was disclosed in the proxy statement for the 2019 Annual Meeting of Shareholders, with the exception of the amount of the awards for Ms. Boulerice and Mr. Mullinix, who were not then named executive officers. The 2019 awards are similar to the 2020 long-term incentive awards described above, but with a performance period of January 1, 2019 to December 31, 2021. The awards granted were as follows:
	Performance-Based Opportunity			Service-Based Award	Total Target Opportunity
Officer	Threshold	Target	Maximum
T. Wilson Eglin	$540,000	$1,080,000	$2,160,000	$720,000	$1,800,000
Beth Boulerice	$64,500	$129,000	$258,000	$86,000	$215,000
Patrick Carroll	$165,000	$330,000	$660,000	$220,000	$550,000
Joseph S. Bonventre	$112,500	$225,000	$450,000	$150,000	$375,000
Lara Johnson	$76,500	$153,000	$306,000	$102,000	$255,000
Brendan P. Mullinix	$87,300	$174,600	$349,200	$116,400	$291,000
Performance-Based Opportunity of Outstanding Long-Term Incentive Awards.
The following is the result of the performance-based opportunity portion of the long-term incentive awards granted in 2017 for the performance period ended on December 31, 2019:
Performance Period Start Date	Peer Group Percentile Ranking	Index Percentile Ranking
1/1/2017	30.00%	52.12%
This performance resulted in vesting of none of the Peer Group-based awards and 54% of the Index-based awards, or 27% of the total performance-based maximum opportunity for the 2017 performance awards in January 2020. The following table shows the dollar value realized and forfeited based on the grant date value (and not the market value, which is in the Option Exercises and Stock Vested table below):
Officer	Performance- Based Realized Amount	Performance- Based Forfeited Amount
T. Wilson Eglin	$218,445	$608,908
Patrick Carroll	$123,994	$317,129
Beth Boulerice	$51,662	$132,138
Joseph S. Bonventre	$44,424	$123,835
Lara Johnson	$61,994	$158,568
Brendan P. Mullinix	$61,994	$158,568
Accrued dividends were also paid on the awards that vested upon vesting.
The following is a summary of the performance-based opportunity portion of the long-term incentive awards granted in 2018 and 2019 assuming the performance period for each award ended on December 31, 2019:
Performance Period Start Date	Peer Group Percentile Ranking	Index Percentile Ranking
1/1/2018	33.33%	65.71%
1/1/2019	69.23%	65.00%

The following table shows the expected dollar value to be realized and to be forfeited using the performance through December 31, 2019 and based on the grant date value (and not the market value, to allow for a comparison to the amounts set forth in the Summary Compensation Table below):
Officer	Year of Grant	Expected Performance-Based Realized Amount	Expected Performance-Based Forfeited Amount
T. Wilson Eglin	2018	$1,157,788	$964,232
	2019	$1,086,794	$206,015
Patrick Carroll	2018	$238,171	$198,363
	2019	$332,072	$62,954
Beth Boulerice	2018	$91,299	$76,038
	2019	$129,808	$24,614
Joseph S. Bonventre	2018	$146,872	$122,325
	2019	$226,415	$42,922
Lara Johnson	2018	$115,118	$95,888
	2019	$153,959	$29,191
Brendan P. Mullinix	2018	$101,220	$84,306
	2019	$175,694	$33,311
Accrued dividends will be paid on the awards that vest upon vesting.
The actual payouts for the 2018 awards will be disclosed in the proxy statement for the 2021 Annual Meeting of Shareholders and the actual payouts for the 2019 awards will be disclosed in the proxy statement for the 2022 Annual Meeting of Shareholders.
Companywide Retirement and Health and Welfare Benefits.
General. In addition to the executive compensation programs outlined in this proxy statement, our named executive officers participate in retirement and health and welfare benefits that are available to all employees with no distinction made among any groups of employees other than as required by applicable tax rules.

Summary Compensation Table
The following table sets forth summary information concerning the compensation earned by our named executive officers for the fiscal years ended December 31, 2019, 2018 and 2017.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Share Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
T. Wilson Eglin Chairman, Chief Executive Officer and President	2019	750,000	—	2,012,809	—	1,425,000	378,848	1,136,857	5,703,514
	2018	719,000	—	2,872,067	—	793,000	—	687,085	5,071,152
	2017	665,000	—	1,539,415	—	864,000	—	185,900	3,254,315
Patrick Carroll(6) Executive Vice President, Chief Risk Officer and Former Chief Financial Officer	2019	347,917	—	615,078	—	75,000	—	395,324	1,433,319
	2018	425,000	—	676,623	—	450,000	—	214,650	1,766,273
	2017	425,000	—	681,162	—	489,000	—	43,848	1,639,010
Beth Boulerice(6) Executive Vice President, Chief Financial Officer and Treasurer	2019	350,104	—	240,494	—	500,000	—	140,343	1,230,941
Joseph S. Bonventre Executive Vice President, General Counsel and Secretary	2019	375,000	—	419,394	—	565,000	—	253,303	1,612,697
	2018	341,000	—	417,271	—	400,000	—	125,689	1,283,960
	2017	320,000	—	313,142	—	400,000	—	32,987	1,066,129
Lara Johnson Executive Vice President	2019	300,000	—	285,218	—	425,000	—	188,298	1,198,516
	2018	295,000	—	327,075	—	325,000	—	99,531	1,046,606
Brendan P. Mullinix Executive Vice President	2019	300,000	—	325,445	—	500,000	—	167,517	1,292,962

(1)
The amounts shown include amounts earned but a portion of which may be deferred at the election of the officer under our 401(k) Plan.

(2)
Equals the aggregate grant date fair value of awards granted in the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. The fair value of share awards subject to time-based vesting conditions or service periods is based on the closing price of the common shares on the date of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant) and does not reflect any time-based vesting conditions or service period. The fair value of share awards subject to performance-based vesting conditions is determined using a Monte Carlo simulation model and the amount set forth above assumes “maximum” performance.

(3)
Amounts were paid pursuant to a non-equity incentive plan described in the applicable year’s definitive proxy statement.

(4)
Non-qualified deferred compensation consists solely of a trust established for the benefit of certain of Mr. Eglin, into which, in previous years, he had the option to place non-vested common share awards. Dividends on these shares are the same as all those paid on all common shares and are paid by us to the trust, which makes a corresponding distribution to the participant. Earnings on the participant accounts consist of dividends and increase in market value of the common shares in the trust. None of the earnings were above-market. See “Non-Qualified Deferred Compensation,” below.

(5)
Amount represents: (i) dividends paid on non-vested common shares (excluding any deferred dividends), (ii) the dollar value of life insurance premiums paid by us during the applicable fiscal year with respect to portable life insurance policies for the life of certain executive officers, and (iii) contributions by us to the executive officer’s account under our 401(k) Plan. The premiums paid by us under company sponsored health care insurance, dental insurance, long-term disability insurance and life insurance available to all employees, are excluded. The following table details the 2019 other compensation amounts for each executive officer:

Executive	Dividends Paid on Service Based- Non-Vested Common Shares(1)	Company- Paid Life Insurance Premiums	401(k) Company Contributions	Total
T. Wilson Eglin	$1,121,793	$1,314	$13,750	$1,136,857
Patrick Carroll	$380,862	$712	$13,750	$395,324
Beth Boulerice	$126,593	$—	$13,750	$140,343
Joseph S. Bonventre	$239,553	$—	$13,750	$253,303
Lara Johnson	$174,548	$—	$13,750	$188,298
Brendan P. Mullinix	$153,767	$—	$13,750	$167,517

(1)
The dividends on performance-based non-vested common shares and long-term retention grants accrue and are only paid at the time of vesting of the related common shares.

(6)
Mr. Carroll was appointed Chief Risk Officer on March 25, 2019 and relinquished the titles of Chief Financial Officer and Treasurer. Ms. Boulerice was appointed Chief Financial Officer and Treasurer on March 25, 2019.

Grants of Plan-Based Awards
The following table sets forth summary information concerning all grants of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2019.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (CASH) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (SHARES) (#)			All Other Share Awards; Number of Shares (#)	All Other Option Awards; Number of Shares Underlying Option Awards	Exercise Price of Option Awards ($)	Grant Date Fair Value of Share and Option Awards ($)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
T. Wilson Eglin	1/3/19	—	—	—	66,503	133,005	266,010	88,670	—	—	2,012,809
	3/26/19(1)	421,875	843,750	1,687,500	—	—	—	—	—	—	—
Patrick Carroll	1/3/19	—	—	—	20,320	40,641	81,281	27,100	—	—	615,078
Beth Boulerice	1/3/19	—	—	—	7,944	15,887	31,774	10,600	—	—	240,494
	3/26/19(1)	182,500	365,000	730,000	—	—	—	—	—	—	—
Joseph S. Bonventre	1/3/19	—	—	—	13,855	27,710	55,419	18,480	—	—	419,394
	3/26/19(1)	187,500	375,000	750,000	—	—	—	—	—	—	—
Lara Johnson	1/3/19	—	—	—	9,421	18,843	37,685	12,570	—	—	285,218
	3/26/19(1)	150,000	300,000	600,000	—	—	—	—	—	—	—
Brendan P. Mullinix	1/3/19	—	—	—	10,751	21,503	43,005	14,340	—	—	325,445
	3/26/19(1)	150,000	300,000	600,000	—	—	—	—	—	—	—

(1)
See “Compensation Discussion and Analysis — Recap of 2019 Executive Compensation Program,” above, for the actual payouts. Share amounts are rounded.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth summary information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2019.
	Option Awards				Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested(2) (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
T. Wilson Eglin	—	—	—	—	615,003	6,531,332	844,503	5,927,379
Patrick Carroll	—	—	—	—	171,910	1,825,684	226,413	1,576,657
Beth Boulerice	—	—	—	—	50,359	534,813	89,642	617,370
Joseph S. Bonventre	—	—	—	—	93,683	994,913	144,023	1,025,945
Lara Johnson	—	—	—	—	69,689	740,097	108,950	748,276
Brendan P. Mullinix	34,000	—	7.95	12/31/2020	61,446	652,557	109,714	774,415

(1)
Market value has been calculated using the closing price of our common shares on the NYSE on December 31, 2019, which was $10.62 per share. For 2017 performance share awards, actual vesting based on performance was used. For 2018 and 2019 performance share awards, maximum performance is assumed, except for the 2018 peer group where threshold performance is assumed.

(2)
The shares set forth above vest (subject to continued service) as follows:

	1/2020	1/2021	1/2022
T. Wilson Eglin	228,774	206,673	179,556
Patrick Carroll	65,163	57,713	49,034
Beth Boulerice	19,966	16,859	13,534
Joseph S. Bonventre	36,009	31,514	26,160
Lara Johnson	27,113	23,386	19,190
Brendan P. Mullinix	24,196	20,470	16,780
(3)
The shares set forth above vest (subject to continued service and achievement of performance) as follows:

	1/2020	1/2021	1/2022
T. Wilson Eglin	198,883	379,610	266,010
Patrick Carroll	67,040	78,092	81,281
Beth Boulerice	27,933	29,935	31,774
Joseph S. Bonventre	40,447	48,157	55,419
Lara Johnson	33,520	37,745	37,685
Brendan P. Mullinix	33,520	33,189	43,005

Option Exercises and Stock Vested
The following table sets forth summary information concerning option exercises and vesting of stock awards for each of the named executive officers during the year ended December 31, 2019.
	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
T. Wilson Eglin	—	—	422,839	3,530,685
Patrick Carroll	—	—	155,576	1,288,640
Beth Boulerice	—	—	55,622	457,907
Joseph S. Bonventre	—	—	102,997	848,686
Lara Johnson	57,000	166,440	75,171	619,754
Brendan P. Mullinix	17,000	75,990	67,314	554,052

(1)
The value realized on exercise is calculated as the product of  (a) the number of common shares for which the share options were exercised and (b) the excess of the closing price of our common shares on the NYSE on the day before the date of exercise (or for a broker assist exercise, at the price the underlying common shares were sold) over the applicable exercise price per share option. Includes shares withheld to satisfy exercise price and tax obligations, as applicable.

(2)
The value realized on vesting is calculated as the product of  (a) the number of non-vested common shares that vested and (b) the closing price of our common shares on the NYSE on the day used for calculation of taxable income. Includes shares withheld to satisfy tax obligations. Excludes accrued dividends, if any.

Pension Benefits
We do not provide any pension benefits to the named executive officers. We maintain a 401(k) Plan as disclosed above.
Non-Qualified Deferred Compensation
The following table sets forth summary information concerning non-qualified deferred compensation for each of the named executive officers during the year ended December 31, 2019. Non-qualified deferred compensation consists solely of a trust established for the benefit of Mr. Eglin in which in previous years Mr. Eglin had the option to place non-vested common share awards. Dividends on these shares are the same as all those paid on all common shares and are paid by us to the trust, which makes a corresponding distribution to the participant. Earnings consist of dividends paid and the change in market value of the common shares in the trust. The earnings are included in the Summary Compensation Table above.
Name	Executive Contributions in 2019 ($)	Registrants Contributions in 2019 ($)	Aggregate Earnings in 2019 ($)	Aggregate Withdrawals/ Distributions in 2019 ($)	Aggregate Balance at December 31, 2019 ($)(1)
T. Wilson Eglin	—	—	378,848	63,469	1,389,765
Patrick Carroll	—	—	—	—	—
Beth Boulerice	—	—	—	—	—
Joseph S. Bonventre	—	—	—	—	—
Lara Johnson	—	—	—	—	—
Brendan P. Mullinix	—	—	—	—	—

(1)
In accordance with the trust agreement, complete distribution/withdrawal of Mr. Eglin’s account will be made in the event of a change in control or termination of Mr. Eglin’s employment.

Potential Payments upon Termination or Change in Control
As of December 31, 2019, each of the named executive officers had the right to receive severance compensation upon the occurrence of certain termination events under a severance arrangement applicable to certain executive officers. None of our named executive officers were entitled to any payments in the event of a change of control without a termination of employment.
The executive severance arrangement provides that the executive officer would be entitled to receive severance payments upon termination by us without “cause” and termination by the executive officer with “good reason”, including if either occurs within 12 months of a “change in control” (as defined in the employment agreement or severance policy, as applicable) equal to 2.5x base salary, the average of the last two annual cash incentive awards and certain benefits for Mr. Eglin and 2.0x base salary, the average of the last two annual cash incentive awards and certain benefits for all others. Each of the named executive officers would also be entitled to receive severance payments upon termination
Upon certain terminations, (x) all non-vested time-based long-term incentive awards, including long-term retention awards, and all non-vested but earned performance-based long-term incentive awards shall accelerate, become fully earned and vested, (y) the end of the performance period for all non-vested but unearned performance-based long-term incentive awards shall be the date of such termination and a pro rata amount of any of such awards then deemed to be earned awards (determined by the number of completed days of the performance period for such award divided by the total number of days in such performance period) shall accelerate, become fully earned and vested, and (z) all unexercised share option awards shall terminate within six months of such termination of employment.
Our severance arrangements do not contain: (1) a high multiple, (2) any long-term incentive award component of the severance formula, (3) vesting of all non-vested performance-based awards regardless of whether the performance targets were met, and (4) a “gross-up” of the severance payment to cover the excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, on the benefits, thereby providing such benefits to the employee on a net basis, after payment of excise tax.
The tables below estimate the payments and benefits to each of the named executive officers assuming they were terminated on December 31, 2019. Continuation of benefits, which may be paid monthly if the named executive officer is eligible for, and elects, continued coverage under such plans, are assumed to be paid by a lump-sum payment at termination based on annualized December 2019 premiums. Bonus portion of severance payment is based on the average of the 2019 and 2018 actual annual incentive awards. Value of accelerated equity awards (1) is based on the closing price of our common shares on the NYSE on December 31, 2019 of  $10.62 per share, and (2) consists of time-based non-vested shares set forth in Outstanding Equity Awards at Fiscal Year-End table above and a pro rata amount of expected performance-based non-vested shares, based on performance to date and the number of days completed in the period, and excludes accrued dividends.
T. Wilson Eglin	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	1,875,000	—	750,000	—
Bonus portion of severance payment	2,772,500	—	—	—
Welfare benefits	79,829	—	—	—
Group health care benefits	—	—	76,279	—
Value of accelerated equity awards	9,333,908	—	9,333,908	—
Total Payments and Benefits	14,061,237	—	10,160,187	—

Patrick Carroll	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	650,000	—	325,000	—
Bonus portion of severance payment	525,000	—	—	—
Welfare benefits	67,536	—	—	—
Group health care benefits	—	—	64,696	—
Value of accelerated equity awards	2,556,650	—	2,556,650	—
Total Payments and Benefits	3,799,186	—	2,946,346	—

Beth Boulerice	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	730,000	—	365,000	—
Bonus portion of severance payment	790,000	—	—	—
Welfare benefits	63,863	—	—	—
Group health care benefits	—	—	61,023	—
Value of accelerated equity awards	823,293	—	823,293	—
Total Payments and Benefits	2,407,156	—	1,249,316	—

Joseph S. Bonventre	Without Cause or With Good Reason ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	750,000	—	375,000	—
Bonus portion of severance payment	965,000	—	—	—
Welfare benefits	67,536	—	—	—
Group health care benefits	—	—	64,696	—
Value of accelerated equity awards	1,458,894	—	1,458,894	—
Total Payments and Benefits	3,241,430	—	1,898,590	—

Lara Johnson	Without Cause ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	600,000	—	300,000	—
Bonus portion of severance payment	750,000	—	—	—
Welfare benefits	3,290	—	—	—
Group health care benefits	—	—	450	—
Value of accelerated equity awards	1,091,846	—	1,091,846	—
Total Payments and Benefits	2,445,136	—	1,392,296	—

Brendan P. Mullinix	Without Cause ($)	Upon a Change in Control (“Single Trigger”) ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	600,000	—	300,000	—
Bonus portion of severance payment	789,000	—	—	—
Welfare benefits	23,139	—	—	—
Group health care benefits	—	—	20,299	—
Value of accelerated equity awards	1,093,705	—	1,093,705	—
Total Payments and Benefits	2,505,844	—	1,414,004	—
CEO Pay Ratio.
For 2019, the annual total compensation of our median employee (other than our CEO) was $148,213 and the annual total compensation of our CEO was $5,703,514, and the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was estimated to be 38 to 1.
To identify the median of the annual total compensation of all of our employees we used Medicare wages and tips for all employees as of December 31, 2019. The annual total compensation of our median employee and our CEO were calculated in accordance with the requirements for the Summary Compensation Table above.
Trustee Compensation
None of our employees receives or will receive any compensation for serving as a member of our Board of Trustees or any of its committees. Our non-employee trustees received the following aggregate amounts of compensation for the year ended December 31, 2019.
Name	Fees Earned or Paid in Cash ($)	Share Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard S. Frary	74,375	125,915	—	—	—	—	200,290
Lawrence L. Gray	62,500	125,290	—	—	—	—	187,790
Jamie Handwerker	37,500	136,540	—	—	—	—	174,040
Claire A. Koeneman	61,875	124,665	—	—	—	—	186,540
Howard Roth	67,188	126,227	—	—	—	—	193,415
E. Robert Roskind(1)	21,111	—	—	—	—	—	21,111

(1)
Mr. Roskind resigned as non-executive Chairman and a trustee on March 31, 2019.

Effective April 1, 2019, the Compensation Committee adopted the following non-employee trustee compensation program, which replaced all previous non-employee trustee compensation arrangements:
•
$150,000 retainer consisting of  $50,000 in cash and $100,000 in vested common shares;

•
$30,000 additional cash annual retainer for the Lead Trustee;

•
$20,000 additional cash annual retainer for the Chairperson of the Audit Committee;

•
$15,000 additional cash annual retainer for the Chairperson of the Compensation Committee; and

•
$15,000 additional cash annual retainer for the Chairperson of the Nominating and Corporate Governance Committee.

The retainers are paid quarterly in arrears and the portion of the retainer paid in common shares will be based on the average closing price over the applicable quarter.
Non-employee trustees also receive reimbursement of their out-of-pocket travel costs to attend meetings.
Any initial equity award for a newly appointed or elected trustee will be decided by the Compensation Committee on a case-by-case basis.

PROPOSAL NO. 2 ADVISORY RESOLUTION TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act and Section 14A of the Exchange Act require that we seek an advisory resolution from our Shareholders to approve the compensation awarded to our named executive officers as disclosed in this proxy statement. Although the advisory resolution is non-binding, the Board of Trustees and the Compensation Committee will review the results of the vote and will consider our Shareholders’ views and take them into account in future determinations concerning our executive compensation programs. Please refer to the section entitled “Compensation Discussion and Analysis” for details about our executive compensation programs.
A proposal in the form of the following resolution will be submitted for a non-binding, advisory vote at the Annual Meeting:
“RESOLVED, that the Shareholders approve, on a non-binding, advisory basis, the compensation of the Trust’s named executive officers set forth in the 2020 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and accompanying compensation tables and related information).”
Required Vote and Recommendation
The advisory resolution to approve the compensation of our named executive officers requires a majority of the votes cast on the proposal at the Annual Meeting. Although the vote on this Proposal No. 2 is a nonbinding, advisory vote, the Board of Trustees will carefully consider the voting results.
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 2.
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
The Audit Committee has appointed Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Although Shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Deloitte for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified by the Shareholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
There are no affiliations between us and Deloitte’s partners, associates or employees, other than as pertaining to Deloitte’s engagement as our independent registered public accounting firm. Representatives of Deloitte are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.
Audit and Audit-Related Fees
The following table presents audit fees and audit related fees and tax fees billed to us by Deloitte.
	2019	2018
Audit fees(1)	$1,133,250	$1,022,465
Audit-related fees	—	—
Total audit and audit related fees	1,133,250	1,022,465
Tax fees(2)	297,485	244,126
All other fees	—	—
Total fees	$1,430,735	$1,266,591

(1)
Audit fees included fees for services provided in connection with the financial statements of the Company.

(2)
Tax fees consisted of fees for tax compliance and preparation services.

The Audit Committee has determined that the non-audit services provided by the independent registered public accounting firm are compatible with maintaining the accounting firm’s independence. All of the services set forth above in the categories “Audit-related fees,” “Tax fees” and “All other fees” were pre-approved by the Audit Committee, as set forth below.
The Audit Committee of the Board of Trustees must pre-approve the audit and non-audit services performed by our independent registered public accounting firm, and has adopted appropriate policies in this regard. With regard to fees, annually, the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee’s acceptance of and agreement to the engagement letter, the services within the scope of the proposed audit services are deemed pre-approved pursuant to this policy. The Audit Committee must pre-approve any change in the scope of the audit services to be performed by the independent registered public accounting firm and any change in fees relating to any such change. Specific audit-related services and tax services are pre-approved by the Audit Committee, subject to limitation on the dollar amount of such fees, which dollar amount is established annually by the Audit Committee. Services not specifically identified and described within the categories of audit services, audit-related services and tax services must be expressly pre-approved by the Audit Committee prior to us engaging any such services, regardless of the amount of the fees involved. The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity shall be presented to the Audit Committee at its next scheduled meeting. In accordance with the foregoing, the retention by management of our independent registered public accounting firm for tax consulting services for specific projects is pre-approved, provided, that the annual cost of all such retentions does not exceed $100,000. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.
Required Vote and Recommendation
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3.

OTHER MATTERS
The Board of Trustees is not aware of any business to come before the Annual Meeting other than (1) the election of trustees, (2) the advisory, non-binding resolution to approve executive compensation, and (3) the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. However, if any other matters should properly come before the Annual Meeting or any postponement or adjournment thereof, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form or as authorized via the Internet or telephone will be voted in respect thereof in accordance with the discretion of the person or persons voting the proxies.

LEXINGTON REALTY TRUST

VOTE

**Your vote matters – here's how to vote!**

You may authorize a proxy to vote online or by phone instead of mailing this card.

**Online**

Go to **www.envisionreports.com/LXP** or scan the QR code — login details are located in the shaded bar below.

**Phone**

Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LXP**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

# 2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## A Proposals — The Board of Trustees recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3

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1. Election of Trustees

| Nominee | For | Withhold | Nominee | For | Withhold | Nominee | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - T. Wilson Eglin | ☐ | ☐ | 02 - Richard S. Frary | ☐ | ☐ | 03 - Lawrence L. Gray | ☐ | ☐ |
| 04 - Jamie Handwerker | ☐ | ☐ | 05 - Claire A. Koeneman | ☐ | ☐ | 06 - Howard Roth | ☐ | ☐ |

## B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon and date. Joint owners should each sign. When signing as attorney, executor, administrator, officer, trustee, guardian, custodian or in any other representative capacity, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X

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037RSC

# 2020 Annual Meeting Admission Ticket

**2020 Annual Meeting of Lexington Realty Trust**

**May 19, 2020, 10:00am ET**

**To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.**

**The password for this meeting is — LXP2020.**

**Small steps make an impact.**

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/LXP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Lexington Realty Trust

## Proxy Solicited by Board of Trustees for 2020 Annual Meeting of Shareholders — May 19, 2020

The undersigned shareholder of Lexington Realty Trust, a Maryland real estate investment trust, hereby appoints Beth Boulerice and Joseph S. Bonventre, or any of them, each with the power of substitution, to attend the 2020 Annual Meeting of Shareholders of Lexington Realty Trust to be held on May 19, 2020, at 10:00 a.m., Eastern Time, virtually via the internet at www.meetingcenter.io/278587594, or at any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of 2020 Annual Meeting of Shareholders and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

**Shares represented by this proxy will be voted as instructed below. If no such directions are indicated, but this proxy is properly executed, the Proxies will have authority to vote FOR the election of the Board of Trustees and FOR items 2 and 3.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.**

**(Items to be voted appear on reverse side)**

### C Non-Voting Items

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.